Exhibit 99.1
Keefe, Bruyette & Woods Regional Bank Conference Boston, MA March 4, 2009

Forward Looking Information Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “ anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements about growth opportunities, potential product expansion, potential market expansion, and the future operating results of BancorpSouth. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to provide and market competitive products and services, the ability of BancorpSouth to manage growth and effectively serve an expanding customer and market base, changes in economic conditions, the ability of BancorpSouth to identify and enter new markets, changes in BancorpSouth’s operating or expansion strategy, changes in the national economy and in the economy in BancorpSouth’s market areas, the ability of BancorpSouth to attract, train and retain qualified personnel, changes in consumer preferences, geographic concentrations of BancorpSouth’s assets, the ability of BancorpSouth to implement and integrate new technologies, changes in business conditions, including, for example, changes in interest rates and regulatory changes, and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Unless otherwise noted, any quotes in this presentation can be attributed to Mr. Patterson. 2

Corporate Profile ??$13.5 billion in assets ??8-state financial holding company ??315 locations ??Provides a comprehensive line of financial products and services to individuals and to small- to mid-size businesses ??Traditional banking and non-interest products ??Community banking focus Data as of December 31, 2008 3

J.D. Power and Associates 2008 Retail Banking Satisfaction StudySM BancorpSouth Ranked “Highest Customer Satisfaction with Retail Banking in the Southeast Region” by J.D. Power and Associates Retail Banking Satisfaction Index: • Convenience • Account Initiation/Product Offerings • Fees • Statements • Problem Resolution • Transactions BancorpSouth received the highest numerical score among retail banks in the Southeast (AL, AR, FL, GA, KY, LA, MS, NC, SC, TN, VA, WV ) region in the proprietary J.D. Power and Associates 2008 Retail Banking Satisfaction StudySM. Study based on a total of 19,602 responses measuring 15 providers in the region and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2008. Your experiences may vary. Visit jdpower.com. 5

BancorpSouth Insurance Services Ranked 34th nationally among insurance brokerage firms by Business Insurance in July of 2008 Ranked 10th nationally among bank holding companies for total insurance income in the Michael White Associates and the American Bankers Insurance Association Fee Income Report for the first half of 2008 For the fourth quarter of 2008, commissions totaled $18.8 million, a 15.9% increase over the same period in 2007. As of 12/31/08, total commissions and fees were $86.7 million, a 21.7% increase over the same date in 2007. 6

Growth and Expansion Dynamics ??Product Expansion ??Market Expansion ?East Texas ?Louisiana ?Gulf Coast 7

Balance Sheet Information As of December 31, 2008 2007 % Change Total assets $13,480 $13,190 2.2 Total earning assets 12,210 11,948 2.2 Loans, net of unearned discount 9,691 9,180 5.6 Allowance for credit losses 133 115 15.7 Total deposits 9,712 10,064 -3.5 Common shareholders' equity 1,240 1,197 3.6 Book value per share $14.92 $14.54 2.6 Dollars in millions, except per share amounts

Operating Results “Profitability remains good in a challenging environment.” Twelve Months Ended December 31, 2008 2007 % Change Net interest revenue $440.8 $422.9 4.2 Provision for credit losses 56.2 22.7 147.6 Noninterest revenue 242.4 231.8 4.6 Noninterest expense 452.7 428.1 5.7 Income before income taxes 174.4 203.9 -14.5 Income tax provision 53.9 66.0 -18.3 Net income $120.4 $137.9 -12.7 Net income per share: diluted $1.45 $1.69 -14.2 Dollars in millions, except per share amounts

Performance Ratios “Our operating results have continued to provide solid performance ratios.” Twelve Months Ended December 31, 2008 2007 Return on average assets 0.91% 1.07% Return on average tangible equity 13.41% 16.36% Return on common equity 9.84% 12.31% Net interest margin 3.75% 3.68% 10

4th Quarter Operating Results Three Months Ended December 31, 2008 2007 % Change Net interest revenue $111.3 $109.7 1.5 Provision for credit losses 17.8 7.8 128.2 Noninterest revenue 39.5 55.3 -28.6 Noninterest expense 111.1 110.2 0.8 Income before income taxes 21.9 47.0 -53.4 Income tax provision 5.1 14.8 -65.5 Net income $16.8 $32.2 -47.8 Net income per share: diluted $0.20 $0.39 -48.7 Dollars in millions, except per share amounts 11

4th Quarter 2008 Three Months Ended December 31, 2008 Pretax After-Tax Writedown EPS Write-down of Pooled Trust Preferred $8.6 $0.06 Securities Impairment of Mortgage Servicing $16.3 $0.12 Rights Dollars in millions, except per share amounts 12

Net Interest Margin “Our asset/liability management strategies have produced a strong and relatively stable net interest margin.” 13

Earnings Per Share History 14

Deposits and Borrowings “Demand deposits have risen 14% from 4Q-07 to 4Q-08.” “Non-CD deposits have risen 12% from 4Q-07 to 4Q-08.” Data based on Average Balances 15

Deposits Total Deposits as of December 31 ($ in billions) as of December 31, 2008 16

Loans Loans Net of Unearned Income as of December 31 ($ in billions) “Loan growth has continued at a steady pace.” as of December 31, 2008 17

Loan Portfolio NPL as a Percent of Outstanding NPL Outstanding Commercial & Industrial $1,288,005 $7,397 0.57% Real Estate 7,565,774 50,606 0.67% Consumer Mortgages 2,096,568 17,970 0.86% Home Equity 511,480 939 0.18% Agricultural 234,024 849 0.36% Commercial & Industrial-Owner Occupied 1,465,027 4,529 0.31% Construction, Acquisition and Development 1,689,719 24,874 1.47% Commercial 1,568,956 1,445 0.09% Credit Cards 93,650 1,416 1.51% All Other 743,848 2,122 0.29% Total Loans $9,691,277 $61,541 0.64% as of December 31, 2008, dollars in thousands 18

Real Estate Construction, Acquisition and Development 90+ Days NPL as a Past Due Still Non Accruing Percent of Outstanding Accruing Loans NPL Outstanding Multi-Family Construction $43,236 $0 $0 $0 0.00% Condominiums 8,618 0 0 0 0.00% 1-4 Family Construction 362,387 3,181 611 3,792 1.05% Recreation and All Other Loans 49,960 0 0 0 0.00% Commercial Construction 371,301 0 3,513 3,513 0.95% Commercial Acquisition and Developmen 253,291 261 0 261 0.10% Residential Acquisition and Development 600,926 9,039 8,269 17,308 2.88% Real Estate Construction, Acquisition and Development $1,689,719 $12,481 $12,393 $24,874 1.47% as of December 31, 2008, dollars in thousands 19

Non-Performing Assets and Loans 90 days or more Past Due / Assets (%) Peer Data from SNL Financial as of 2/23/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 20

Reserve Coverage of Non-Performing Assets and Loans 90 days or more Past Due (%) Peer Data from SNL Financial as of 2/23/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 21

Net Charge-Offs / Average Loans (%) Peer Data from SNL Financial as of 2/23/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 22

Total Equity / Total Assets (%) Peer Data from SNL Financial as of 2/23/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 23

Total Risk-Based Capital Ratio (%) for BancorpSouth, Inc. 24

Tangible Equity / Tangible Assets (%) Peer Data from SNL Financial as of 2/23/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 25

Dividend Growth “Dividend Yield = 5.14% * ” Cash dividend per share of common stock * as of February 23, 2009 26

Total Shareholder Return including dividends Periods ending 12/31/08 Source: Bloomberg 27

BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS. Additional information can be found at www.bancorpsouth.com . Investor Inquiries: L. Nash Allen, Jr. Chief Financial Officer BancorpSouth, Inc. 662-680-2330 nash.allen@bxs.com William L. Prater Executive Vice President BancorpSouth, Inc. 662-680-2536 bill.prater@bxs.com A Leading Regional Bank in the Mid-South

Reconciliation of Non-GAAP Measures

	As of	As of	As of	As of	As of
	12/31/2007	3/31/2008	6/30/2008	9/30/2008	12/31/2008

(Period End Balances)
Shareholders’ Equity —> A	1,196,626	1,223,653	1,233,775	1,242,719	1,240,260
Assets —> B	13,189,841	13,154,871	13,399,151	13,300,728	13,480,218
Intangibles —> C	281,439	302,989	301,896	300,624	297,131
Tangible Equity —> D=A-C	915,187	920,664	931,879	942,095	943,129
Tangible Assets —> E=B-C	12,908,402	12,851,882	13,097,255	13,000,104	13,183,087

Total Equity / Total Assets (%) — > F=A/B	9.07%	9.30%	9.21%	9.34%	9.20%
Tangible Equity / Tangible Assets (%) — > G=D/E	7.09%	7.16%	7.12%	7.25%	7.15%

	YTD	YTD	YTD	YTD	YTD
	12/31/2007	3/31/2008	6/30/2008	9/30/2008	12/31/2008

Net Income —> H	137,943	35,145	75,270	103,615	120,411
Amortization of Intangibles, net of tax —> I	3,133	944	1,855	2,770	3,660
Income excluding Amortization of Intangibles —> J=H-I	141,076	36,089	77,125	106,385	124,071

(Average Balances)
Assets —> K	12,857,135	13,100,524	13,108,332	13,174,346	13,200,801
Shareholders’ Equity —> L	1,121,000	1,199,457	1,213,013	1,219,170	1,224,280
Intangibles —> M	258,774	294,082	298,248	299,215	299,194
Tangible Equity —> N=L-M	862,226	905,375	914,765	919,955	925,086

Return on Average Assets (annualized) —> O=H/K	1.07%	1.08%	1.15%	1.05%	0.91%
Return on Average Shareholders’ Equity (annualized) —> P=H/L	12.31%	11.78%	12.48%	11.35%	9.84%
Return on Average Tangible Equity (annualized) —> Q=J/N	16.36%	16.03%	16.95%	15.45%	13.41%